UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective October 5, 2016, the Board of Directors (the “Board”) of Akers Biosciences, Inc. (the “Company”) amended (the “Amendment”), upon recommendation from the Compensation Committee of the Board, the Akers Biosciences, Inc. First Amended and Restated 2013 Incentive Stock and Award Plan (the “Plan”). The Amendment increases the number of authorized shares of common stock subject to the Plan by 30,000 shares, or 3.75% of the amount of shares previously authorized under the Plan.

The description of the Plan and the Amendment set forth above are qualified in their entirety by reference to the full text of the Plan and Amendment, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The disclosure provided in Item 5.02 of this Report is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 5, 2016, the Board approved certain incentive based salary adjustments (the “Salary Adjustments”) for Raymond Akers, the Company’s Chief Scientific Director and member of the Board. The Salary Adjustments will, upon the achievement of certain milestones by Mr. Akers between October 5, 2016 and December 31, 2016, cause Mr. Akers’ salary to increase up to $200,000 above his current salary. Mr. Akers will receive his increased salary on a prorated basis in 2016 only to the extent Mr. Akers achieves said milestones prior to December 31, 2016, each milestone representing a portion of the $200,000 salary increase, and his increased salary will remain in effect going forward.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2013 Incentive Stock and Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2015).

10.2*	First Amendment to the Amended and Restated 2013 Incentive Stock and Award Plan.

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: October 12, 2016	By:	/s/ John Gormally
John Gormally
Chief Executive Officer